Exhibit 10.28

THIRD ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – NET DATED JANUARY 13, 2012 BY AND BETWEEN RGS PROPERTIES, AS LESSOR AND EXAGEN DIAGNOSTICS, INC. AS LESSEE, FOR THE PREMISES LOCATED AT 1261 LIBERTY WAY, SUITE B AND C, CALIFORNIA.

Lessor and Lessee mutually agree to amend the lease as follows:

Paragraph 1.3 (Term):
The Lease Term will be extended to the new Expiration Date of January 31, 2021

Paragraph 50 (Rent Schedule):
Base Rent shall be as follows:

Dates	Base Rent
February 1, 2018 - January 31, 2019	$13,086.60 per month
February 1, 2019 - January 31, 2020	$13,479.20 per month
February 1, 2020 - January 31, 2021	$13,883.57 per month

HVAC repairs and maintenance:

Attached to this Addendum is Exhibit B1: HVAC Report by Gilmore Refrigeration, Inc. Within sixty (60) days of Lessee’s execution of this addendum, Lessor, at Lessor’s expense, shall complete the following items noted in Exhibit B1:

a.Complete the recommended repairs and any needed service on units 10 & 12.
b.Unit #13: Replace condenser motor, correction of the ducting so that recirculation ducting is installed and the supply and return is tied.
c.Unit #14: Replacement of condenser motor and servicing.
d.Unit #15: Replace pol contactor necessary to deliver power to the unit. Any additional repairs to Unit #15 shall be the responsibility of Lessee.

Lessee will be responsible for any other work or modifications to HVAC systems as determined by Lessee. Upon execution of this Addendum, Lessee shall be responsible for contracting direct with an HVAC vendor for maintenance and repairs and have full control over the HVAC systems.

Roof and Skylights:

Lessor will repair all roof leaks and replace skylights as needed. Lessor warrants the integrity of the roof through the term of the lease extension and will repair all roof leaks within sixty (60) days following Lessee’s execution of the lease extension.

Option to Extend:

Lessee shall have one (1), three (3) year option to extend per the attached exhibit (paragraph 61b).

All other terms and conditions of the existing Lease shall remain in full force and effect.

LESSOR:	LESSEE:
RGS Properties	Exagen Diagnostics, Inc.

By: /s/ Greg Smith	By: /s/ Ron Rocca

By:	Title: CEO

Date: 6/16/2017	Date: 5/9/2017